As filed with the Securities and Exchange Commission on April 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1546236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Synopsys, Inc. Employee Stock Purchase Plan

CoWare, Inc. Amended and Restated 1997 Stock Plan

(Full title of the plan)

Brian E. Cabrera

Vice President, General Counsel and Corporate Secretary

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, address, including zip code, and telephone number, including area code and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. Employee Stock Purchase Plan	5,000,000 (2)	$22.91 (3)	$114,550,000.00 (3)	$8,167.42 (3)
Common Stock, $0.01 par value per share, issuable under the CoWare, Inc. Amended and Restated 1997 Stock Plan	140,982 (4)	$5.60 (5)	$789,499.20 (5)	$56.29 (5)
Total	5,140,982	$5.60 – $22.91	$115,339,499.20	$8,223.71

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Synopsys, Inc. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares subject to issuance pursuant to the Synopsys, Inc. Employee Stock Purchase Plan. Pursuant to Rule 429 under the Securities Act, the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statement Nos. 333-151067, 333-125224, 333-108507, 333-63216, 333-38810, 333-77597, and 333-50947.
(3)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on April 19, 2010 as reported on the NASDAQ Global Select Market.
(4)	Represents shares subject to issuance upon exercise of stock options outstanding under the CoWare, Inc. Amended and Restated 1997 Stock Plan and assumed by the Registrant upon the closing of its acquisition of CoWare, Inc. pursuant to an Agreement and Plan of Merger by and among the Registrant, a wholly-owned subsidiary of Registrant, CoWare, Inc. and the Securityholders’ Agent (as defined therein), dated as of February 5, 2010.
(5)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of the outstanding stock options.

EXPLANATORY NOTE

Synopsys, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 in connection with (i) 5,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Synopsys, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) and (ii) shares subject to issuance upon exercise of stock options outstanding under the CoWare, Inc. Amended and Restated 1997 Stock Plan and assumed by the Registrant upon the closing of its acquisition of CoWare, Inc. pursuant to an Agreement and Plan of Merger by and among Synopsys, a wholly-owned subsidiary of Synopsys, CoWare, Inc. and the Securityholders’ Agent (as defined therein), dated as of February 5, 2010.

The Registrant previously filed Form S-8 Registration Statements Nos. 333-151067, 333-125224, 333-108507, 333-63216, 333-38810, 333-77597, and 333-50947 (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable under the Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 filed with the Commission on December 18, 2009 and the information specifically incorporated by reference therein from the Registrant’s definitive proxy statement for its 2010 Annual Meeting of Stockholders (File No. 000-19807) filed with the Commission on February 5, 2010;

(b)	Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 31, 2010 filed with the Commission on March 9, 2010;

(c)	Registrant’s Current Reports on Form 8-K filed with the Commission on December 10, 2009, January 12, 2010, January 28, 2010, and March 31, 2010;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 1992, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ( “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant’s Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The Registrant’s Bylaws provides for the indemnification of officers and directors to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between Registrant and each director and officer who serves in such capacity while such Bylaws are in effect.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	06/03/09

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Cooley Godward Kronish LLP					X

10.1	Employee Stock Purchase Plan, as amended	8-K	000-19807	10.21	03/31/10

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	CoWare, Inc. Amended and Restated 1997 Stock Plan					X

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 23, 2010.

SYNOPSYS, INC.

By:	/s/ BRIAN E. CABRERA
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Cabrera and Brian M. Beattie, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ AART J. DE GEUS Aart J. de Geus	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	April 23, 2010

/s/ CHI-FOON CHAN Chi-Foon Chan	President, Chief Operating Officer and Director	April 23, 2010

/s/ BRIAN M. BEATTIE Brian M. Beattie	Chief Financial Officer (Principal Financial Officer)	April 23, 2010

/s/ ESFANDIAR NADDAF Esfandiar Naddaf	Vice President, Corporate Controller (Principal Accounting Officer)	April 23, 2010

/s/ ALFRED J. CASTINO Alfred J. Castino	Director	April 23, 2010

/s/ BRUCE R. CHIZEN Bruce R. Chizen	Director	April 23, 2010

/s/ DEBORAH A. COLEMAN Deborah A. Coleman	Director	April 23, 2010

/s/ JOHN G. SCHWARZ John G. Schwarz	Director	April 23, 2010

/s/ ROY VALLEE Roy Vallee	Director	April 23, 2010

/s/ STEVEN C. WALSKE Steven C. Walske	Director	April 23, 2010

EXHIBIT INDEX

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	06/03/09

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Cooley Godward Kronish LLP					X

10.1	Employee Stock Purchase Plan, as amended	8-K	000-19807	10.21	03/31/10

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	CoWare, Inc. Amended and Restated 1997 Stock Plan					X